Exhibit 4.5

[IF A GLOBAL NOTE, INSERT: THIS NOTE IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”). UNLESS AND UNTIL THIS NOTE IS EXCHANGED FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

WALMART INC.

FLOATING RATE NOTES DUE 2027

Number [ ] $[ ]	CUSIP: 931142 FM0 ISIN No.: US931142FM04

WALMART INC., a corporation duly organized and existing under the laws of the State of Delaware, and any successor corporation pursuant to the Indenture (herein referred to as the “Company”), for value received, hereby promises to pay to [     ] or registered assigns, the principal sum of [     ] DOLLARS ($[     ]), [IF A GLOBAL NOTE, INSERT: except as otherwise noted on the attached Schedule of Increases or Decreases in Global Note,] on April 28, 2027, and to pay interest, on January 28, April 28, July 28 and October 28 of each year (each, an “Interest Payment Date”) to holders of record as of the close of business on the date that is 15 calendar days prior to each Interest Payment Date. If January 28, April 28, July 28 or October 28 of any year is not a business day, then the next succeeding business day will be the applicable Interest Payment Date and interest on the Notes will be paid on such next succeeding business day (unless such next succeeding business day falls in the succeeding calendar month, in which case the applicable Interest Payment Date will be the business day immediately preceding such January 28, April 28, July 28 or October 28, and interest on the Notes will be paid on such immediately preceding business day). If the maturity date of the Notes is not a business day, the payment of principal of, and interest on, the Notes will be made on the next succeeding business day and no interest will accrue for the period from and after the maturity date.

The interest rate for the initial interest period (as defined below) will be Compounded SOFR (as defined below), as determined on July 24, 2025, plus 43 basis points. Thereafter, the interest rate for any interest period will be Compounded SOFR, as determined on the applicable date that is the second U.S. Government Securities Business Day preceding the Interest Determination Date (as defined below), plus 43 basis points.

The amount of interest accrued and payable on the Notes for each interest period will be equal to the product of (i) the outstanding principal amount of the Notes multiplied by (ii) the product of (a) the interest rate for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in the Observation Period (as defined below) divided by 360.

The Bank of New York Mellon Trust Company, N.A., or its successor appointed by us, will act as calculation agent. The Company may change the calculation agent with respect to the Notes at any time without notice to the holders of the Notes. The interest rate and amount of interest to be paid on the Notes for each interest period will be determined by the calculation agent. All determinations made by the calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on us and the holders of the Notes. So long as Compounded SOFR is required to be determined with respect to the Notes, there will at all times be a calculation agent. In the event that any then-acting calculation agent shall be unable or unwilling to act, or that such calculation agent shall fail to duly establish Compounded SOFR for any interest period, or that the Company proposes to remove such calculation agent, the Company will appoint another calculation agent.

Reference is made to the further provisions of this Note set forth on the succeeding sections hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee by manual or electronic signature under the Indenture referred to in Section 1 hereof.

[The signature page of this Note follows.]

IN WITNESS WHEREOF, the Company has caused this instrument to be signed by its Chairman of the Board, its Vice Chairman, its President or one of its Vice Presidents and by its Secretary or one of its Assistant Secretaries, each by manual or facsimile signature and under its corporate seal.

WALMART INC.

By:
		Name:	Matthew Allen
		Title:	Vice President, Finance & Assistant Treasurer

[SEAL]	By:
		Name:	Gordon Y. Allison
		Title:	Senior Vice President, Office of the Corporate Secretary, Chief Counsel for Finance and Corporate Governance and Assistant Secretary

Dated: ____________________

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

WALMART INC.

FLOATING RATE NOTES DUE 2027

1. Indenture; Notes. This Note is one of a duly authorized Series of Securities of the Company designated as the “Floating Rate Notes Due 2027” (the “Notes”), initially issued in an aggregate principal amount of $750,000,000 on April 28, 2025. Such Series of Securities has been established pursuant to, and is one of an indefinite number of Series of debt securities of the Company, issued or issuable under and pursuant to, the Indenture, dated as of July 19, 2005, by and between the Company, as Issuer, and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), as supplemented and amended by the First Supplemental Indenture, dated as of December 1, 2006, the Second Supplemental Indenture, dated as of December 19, 2014, and the Third Supplemental Indenture, dated as of June 26, 2018, in each case, by and between the Company, as Issuer, and the Trustee (as so amended and supplemented, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes and of the terms upon which this Note is, and is to be, authenticated and delivered. The terms, conditions and provisions of the Notes are those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in this Note. To the extent that the terms, conditions and other provisions of this Note modify, supplement or are inconsistent with those of the Indenture, then the terms, conditions and other provisions of this Note shall govern.

All capitalized terms which are used but not defined in this Note shall have the meanings assigned to them in the Indenture.

The Company may, without the consent of the Holders, create and issue additional Securities ranking equally with the Notes and otherwise identical in all respects (except for the public offering price, initial interest accrual date, initial Interest Payment Date, and the issue date) so that such additional Securities shall be consolidated and form a single Series with the Notes; provided, however, that any additional Securities that are not fungible with any then outstanding Notes for United States federal income tax purposes will be issued under CUSIP and ISIN numbers separate from the CUSIP and ISIN numbers of such outstanding Notes; and provided, further, that no additional Securities of any existing or new Series may be issued under the Indenture if an Event of Default has occurred and remains uncured thereunder.

2. Interest Rate. The rate at which interest shall accrue and be payable on the Notes shall be a floating rate, which for each interest period (as defined below) shall be equal to Compounded SOFR determined for that interest period plus forty-three (43) basis points. The interest rate for the initial interest period will be Compounded SOFR determined on July 24, 2025, plus 43 basis points. Thereafter, the interest rate for any interest period will be Compounded SOFR, as determined on the applicable date that is the second U.S. Government Securities Business Day (as defined below) preceding such Interest Payment Date (the “Interest Determination Date”), plus 43 basis points.

The “initial interest period” means the period from and including April 28, 2025 to, but excluding, the first Interest Payment Date. Thereafter, each “interest period” means the period from and including a Interest Payment Date to, but excluding, the immediately succeeding Payment Date (such succeeding Interest Payment Date, the “Latter Interest Payment Date”); provided that the final interest period for the Notes will be the period from and including the Interest Payment Date immediately preceding the maturity date of the Notes to, but excluding, the maturity date. Interest on the Notes will be computed on the basis of the actual number of days elapsed over a 360-day year.

The Bank of New York Mellon Trust Company, N.A., or its successor appointed by us, will act as calculation agent. The Company may change the calculation agent with respect to the Notes at any time without notice to the holders of the Notes. The interest rate and amount of interest to be paid on the Notes for each interest period will be determined by the calculation agent. All determinations made by the calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on us and the holders of the Notes.

The amount of interest accrued and payable on the Notes for each interest period will be equal to the product of (i) the outstanding principal amount of the Notes multiplied by (ii) the product of (a) the interest rate for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such interest period divided by 360.

As used herein the following terms have the meanings assigned to them:

“Compounded SOFR” means, with respect to any interest period, the rate computed in accordance with the following formula set forth below (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (e.g., 9.753973% (or .09753973) being rounded down to 9.75397% (or .0975397) and 9.753978% (or .09753978) being rounded up to 9.75398% (or .0975398)):

where:

“SOFR IndexStart” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the first date of the relevant interest period, which for the initial interest period shall be April 24, 2025;

“SOFR IndexEnd” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the Latter Interest Payment Date relating to such interest period; and

“dc” is the actual number of calendar days from (and including) SOFR IndexStart to (but excluding) SOFR IndexEnd (the actual number of calendar days in the applicable Observation Period).

For purposes of determining Compounded SOFR, “SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1) the SOFR Index value as published by the New York Federal Reserve as such index appears on the New York Federal Reserve’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Determination Time”); provided that:

(2) if a SOFR Index value does not so appear as specified in clause (1) above at the SOFR Determination Time, then:

(i) if a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) has not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable” provisions described below; or

(ii) if a Benchmark Transition Event and its related Benchmark Replacement Date has occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

“New York Federal Reserve” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate).

“New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently at http://www.newyorkfed.org, or any successor source.

“Observation Period” means, in respect of each interest period, the period from and including two U.S. Government Securities Business Days preceding the first date of such relevant interest period to but excluding two U.S. Government Securities Business Days preceding the Latter Interest Payment Date for such interest period; provided that the first Observation Period shall be the period from and including two U.S. Government Securities Business Days preceding the settlement date of the Notes, but excluding, the two U.S. Government Securities Business Days preceding the first Interest Payment Date.

“Secured Overnight Financing Rate” or “SOFR” means the daily secured overnight financing rate as provided by the New York Federal Reserve on the New York Federal Reserve’s Website.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the New York Federal Reserve’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily Secured Overnight Financing Rate (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the New York Federal Reserve’s Website.

If the Company or its designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes in respect of all determinations on such date and for all determinations on all subsequent dates. In connection with the implementation of a Benchmark Replacement, the Company or its designee will have the right to make Benchmark Replacement Conforming Changes from time to time. Any determination, decision or election that may be made by the Company or its designee pursuant to this section, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

(1) will be conclusive and binding absent manifest error;

(2) if made by the Company, will be made in its sole discretion;

(3) if made by the Company’s designee, will be made after consultation with the Company, and such designee will not make any such determination, decision or election to which the Company objects; and

(4) notwithstanding anything to the contrary in the documentation relating to the Notes, shall become effective without consent from the holders of the Notes or any other party.

As used herein the following terms have the meanings assigned to them:

“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if the Company or its designee determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(1) the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2) the sum of (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3) the sum of (a) the alternate rate of interest that has been selected by the Company or its designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company or its designee as of the Benchmark Replacement Date:

(1) the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company or its designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the interest period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors and other administrative matters) that the Company or its designee decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company or its designee decides that adoption of any portion of such market practice is not administratively feasible or if the Company or its designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company or its designee determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by the Company or its designee after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

None of the Trustee, the paying agent or the calculation agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of SOFR or the SOFR Index, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate or index have been satisfied, or (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, adjustments as to any alternative spread thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor benchmark. In connection with the foregoing, each of the Trustee, paying agent and calculation agent shall be entitled to conclusively rely on any determinations made by the Company or the Company’s designee without independent investigation, and none of the Trustee, paying agent or calculation agent will have any liability for actions taken at the Company’s direction in connection therewith.

None of the Trustee, the paying agent or the calculation agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in the Indenture or the Notes as a result of the unavailability of SOFR, the SOFR index or other applicable Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of the Indenture or the Notes supplement and reasonably required for the performance of such duties. None of the Trustee, paying agent or calculation agent shall be responsible or liable for the Company’s actions or omissions, or for those of the Company’s designee, or for any failure or delay in the performance by the Company or the Company’s designee, nor shall any of the Trustee, paying agent or calculation agent be under any obligation to oversee or monitor the Company’s performance or that of the Company’s designee.

3. Ranking. The Notes shall constitute the senior unsecured debt obligations of the Company and shall rank equally in right of payment among themselves and with all other existing and future senior unsecured debt obligations of the Company.

4. Payment of Overdue Amounts. The Company shall pay interest on overdue principal and overdue installments of interest, if any, from time to time, calculated on the basis of the actual days for which interest is overdue and a year of 360 days, giving effect to the actual payment date for such overdue principal and overdue installments of interest, on demand at the interest rate borne by the Notes to the extent lawful.

5. Place and Method of Payment. The Company shall pay principal of and interest on the Notes at the office or agency of the Paying Agent (as defined in Section 14 hereof) in the Borough of Manhattan, The City of New York; provided, however, that at the option of the Company, the Company may pay interest by check mailed to the person entitled thereto at such person’s address as it appears on the Registry for the Notes.

6. Defeasance of the Notes. Sections 11.02, 11.03 and 11.04 of the Indenture shall apply to the Notes.

7. No Redemption or Sinking Fund. The Notes are not redeemable and are not subject to a sinking fund.

8. Amendment and Modification. Article Nine of the Indenture contains provisions for the amendment or modification of the Indenture and the Notes without the consent of the Holders in certain circumstances and requiring the consent of Holders of not less than a majority in aggregate principal amount of the Notes and Securities of other Series that would be affected in certain other circumstances. However, the Indenture requires the consent of each Holder of the Notes and Securities of other Series that would be affected for certain specified amendments or modifications of the Indenture and the Notes. These provisions of the Indenture, which provide for, among other things, the execution of supplemental indentures, are applicable to the Notes.

9. Event of Default; Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to the Notes shall occur and be continuing, then the aggregate principal amount of the Notes of this Series may be declared by either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes of this Series then Outstanding to be, and, in certain cases, may automatically become, immediately due and payable in the manner, with the effect and subject to the conditions provided in the Indenture. The Indenture provides that, in the event of such an acceleration of the maturity of the Notes, the Holders of a majority in aggregate principal amount of all of the Notes of this Series then Outstanding, voting as a separate class, in accordance with the provisions of, and in the circumstances provided by, the Indenture, may rescind and annul such acceleration and its consequences with respect to all of the Notes.

10. Absolute Obligation. No reference herein to the Indenture and no provisions of the Notes or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the time and in the coin or currency herein prescribed.

11. Form and Denominations; Global Note; Definitive Notes. The Notes are being issued in registered form without interest coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes are initially being issued in the form of one or more global notes (each, a “Global Note”), evidencing all or any portion of the Notes and registered in the name of The Depository Trust Company (the “Depositary”) or its nominee (including their respective successors) as Depositary under the Indenture. The Notes shall be issued in certificated form (each, a “Definitive Note”) only in the following limited circumstances: (a) the Depositary is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under applicable law, and a successor depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility; (b) the Company delivers to the Trustee a Company Order to the effect that this Note shall be exchangeable for Definitive Notes; or (c) an Event of Default has occurred and is continuing with respect to the Notes, in each such case this Note shall be exchangeable for Definitive Notes in an equal aggregate principal amount. Such Definitive Notes shall be registered in such name or names as the Depositary shall instruct the Trustee.

12. Registration, Transfer and Exchange. As provided in the Indenture and subject to certain limitations therein set forth, the Company shall provide for the registration of the Notes and the transfer and exchange of the Notes, whether in global or definitive form. At the option of the Holders, at the offices of the Registrar (as defined in Section 14 hereof), or at any of such other offices or agencies as may be designated and maintained by the Company for such purpose pursuant to the provisions of the Indenture, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any transfer tax or other governmental charges imposed in connection therewith, the Notes may be transferred or exchanged for an equal aggregate principal amount of the Notes of like tenor and of other authorized denominations upon surrender and cancellation of the Notes upon any such transfer.

The Company, the Trustee and any agent of the Company or of the Trustee may deem and treat the Holder as the absolute owner of this Note (whether or not the Notes shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payments hereon, or on account hereof, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary. All such payments made to or upon the order of such Holder shall, to the extent of the amount or amounts paid, effectually satisfy and discharge liability for moneys payable on this Note.

Notwithstanding the preceding paragraphs of this Section 12, any registration of transfer or exchange of a Global Note shall be subject to the terms of the legend appearing on the initial page thereof.

13. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement of the Company arising under or set forth in the Notes or under the Indenture, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

14. Appointment of Agents. The Bank of New York Mellon Trust Company, N. A. is hereby appointed (a) the registrar (the “Registrar”) for the purpose of registering the Notes and of effecting transfers and exchanges of the Notes pursuant to the Indenture and this Note; (b) the Paying Agent pursuant to Section 3.04 of the Indenture (the “Paying Agent”); and (c) as the calculation agent for the purposes of determining the Compounded SOFR Rate for each interest period and the amount of interest payable under this Note to the Holder with respect to each interest period.

15. Notices. If the Company is required to give notice to the Holders of the Notes pursuant to the terms of the Indenture, then it shall do so by the means and in the manner set forth in Section 1.06 of the Indenture.

16. Separability. In case any provision of the Indenture or the Notes shall, for any reason, be held to be invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions thereof and hereof shall not in any way be affected or impaired thereby.

17. GOVERNING LAW. THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

ASSIGNMENT FORM

To assign this Note, fill in the form below:

For the value received, the undersigned hereby assigns and transfers the within Note, and all rights thereunder, to:

(Insert assignee’s legal name)

(Insert assignee’s social security or tax identification number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoints

______________________________________________________________________________

to transfer this Note on the books of Walmart Inc. The agent may substitute another to act for it.

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Date: ___________________

Signature Guarantee

The signature(s) should be Guaranteed by an Eligible Guarantor Institution pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

*  *  *  *  *

The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common

TEN ENT	-	as tenants by the entireties

JT ENT	-	as joint tenants with right of survivorship and not as tenants in common

___________ UNIF GIFT MIN ACT - ______ Custodian ______ under the Uniform Gifts to Minors Act _____
(Cust) (Minor) (State)

Additional abbreviations may also be used although not in the above list.

[IF A GLOBAL NOTE, INSERT: SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE]

The following increases or decreases in this Global Note have been made.

Date of Change	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee

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